Exhibit 10.13

Dated February 19, 2019
(1) BUNGE SECURITIZATION B.V., as Seller
(2) KONINKLIJKE BUNGE B.V., as Master Servicer and Subordinated Lender
(3)   The Conduit Purchasers party hereto
(4) The Committed Purchasers party hereto
(5) The Purchaser Agents party hereto
(6)       COÖPERATIEVE RABOBANK U.A., as Administrative Agent, Committed Purchaser and Purchaser Agent and on behalf of its Conduit Purchaser
(7) BUNGE LIMITED, as Performance Undertaking Provider

(8) The Originators party hereto

(9) The Intermediate Transferors party hereto

FOURTEENTH AMENDMENT TO THE RECEIVABLES TRANSFER AGREEMENT

1.	Definitions and interpretation 1

2.	Amendment of the Receivables Transfer Agreement 2

3.	Representations 8

4.	Continuance 8

5.	Further Assurance 8

6.	Conditions Precedent 8

7.	Rabobank Assignment and Acceptance 9

8.	Reaffirmation of Performance Undertaking 9

9.	Reaffirmation of Security Interests 10

10	Transparency Requirements for Originators 10

11.	Joinder of Subordinated Lender 10

12.	Notices, etc 11

13.	Execution in counterparts 11

14.	Governing law; submission to jurisdiction 11

15.	No proceeding; limited recourse 11

Exhibits
EXHIBIT A    Schedule 1 (Purchaser Groups)
EXHIBIT B    Schedule 3 (Credit and Collection Policies)
EXHIBIT C    Schedule 9 (Excluded Obligors)

THIS FOURTEENTH AMENDMENT TO THE RECEIVABLES TRANSFER AGREEMENT (this “Amendment”) is dated February 19, 2019 and made among:

(1)	BUNGE SECURITIZATION B.V., a private limited liability company organized under the laws of the Netherlands, as Seller (the “Seller”);

(2)	KONINKLIJKE BUNGE B.V., a private limited liability company organized under the laws of the Netherlands, as Master Servicer (the “Master Servicer”) and Subordinated Lender (the “Subordinated Lender”);

(3)	the Conduit Purchasers party hereto (the “Conduit Purchasers”);

(4)	the Committed Purchasers party hereto (the “Committed Purchasers”);

(5)	the Purchaser Agents party hereto (the “Purchaser Agents”);

(6)	COÖPERATIEVE RABOBANK U.A., as Administrative Agent (the “Administrative Agent”), Committed Purchaser and Purchaser Agent;

(7)	BUNGE LIMITED, a company formed under the laws of Bermuda, as Performance Undertaking Provider (the “Performance Undertaking Provider”);

(8)	the Originators party hereto (the “Originators”); and

(9)	the Intermediate Transferors party hereto (the “Intermediate Transferors”), collectively referred to as the “Parties” and each of them a “Party”.
BACKGROUND:

(A)
This Amendment is supplemental to and amends the receivables transfer agreement dated June 1, 2011 (as amended and restated on May 26, 2016, as further amended on June 30, 2016, October 11, 2016, May 31, 2017, October 31, 2017 and January 12, 2018) made among the Parties to this Amendment (the "Receivables Transfer Agreement").

(B)	The Parties have agreed to further amend the Receivables Transfer Agreement on the terms set out below.

(C)	This Amendment is a Transaction Document as defined in the Receivables Transfer Agreement.
IT IS AGREED that:

1.	DEFINITIONS AND INTERPRETATION
Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned to such terms in Section 1.1 (Certain defined terms) of the Receivables Transfer Agreement. The principles of interpretation set forth in Section 1.2 (Other terms) and Section 1.3 (Computation of time periods) of the Receivables Transfer Agreement shall apply to this Amendment as if fully set forth herein.

2.	AMENDMENT OF THE RECEIVABLES TRANSFER AGREEMENT
With effect from the Amendment Effective Date (as such term is defined in Clause 6 (Conditions Precedent)), the Receivables Transfer Agreement shall be amended as follows:
(a)    In Section 1.1 (Definitions), the definition of “Applicable Margin” shall be deleted and replaced with the following:
“Applicable Margin” means (a) 0.60% per annum with respect to a Tranche funded with Commercial Paper by any Conduit Purchaser (other than Albion), (b) 0.60% per annum with respect to a Tranche funded by Albion, (c) 0.60% per annum with respect to a Tranche funded by Rabobank, (d) 0.60% per annum with respect to a Tranche funded by Credit Agricole Corporate & Investment Bank, and (e) in all other cases, 0.90% per annum.
(b)    In Section 1.1 (Definitions), the following definition of “Eurocurrency Successor Rate” shall be added in the appropriate alphabetical order:
“Eurocurrency Successor Rate” has the meaning specified in Section 2.13(b) (Inability to determine Eurocurrency Rate).
(c)    In Section 1.1 (Definitions), the following definition of “IBA” shall be added in the appropriate alphabetical order:
“IBA” has the meaning specified in Section 1.4 (Interest Rates; Eurocurrency Rate Notification).
(d)    In Section 1.1 (Definitions), the definition of “BTMU” shall be deleted and replaced with the following in the appropriate alphabetical order:
“MUFG” means MUFG Bank, Ltd.
(e)    In Section 1.1 (Definitions), the definition of “Original Termination Date” shall be deleted and replaced with the following:
“Original Termination Date” means May 26, 2020.
(f)    In Section 1.1 (Definitions), clause (a) of the definition of “Portfolio Event” is deleted and replaced with the following:
(a)    as at the end of any Calculation Period, the three-month rolling average Dilution Ratio exceeds 3.0%;
(g)    In Section 1.1 (Definitions), the following definition of “Retention Holder” shall be added in the appropriate alphabetical order:
“Retention Holder” means Koninklijke Bunge B.V. in its capacity as Subordinated Lender.
(h)    In Section 1.1 (Definitions), the following definition of “Risk Retention Requirements” shall be added in the appropriate alphabetical order:
“Risk Retention Requirements” has the meaning specified in Section 5.5 (Securitisation Regulations).
(i)    In Section 1.1 (Definitions), the following definition of “Securitisation Regulation” shall be added in the appropriate alphabetical order:
“Securitisation Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation, and amending Directives 2009/65/EC, 2009/138/EC and 2011/61/EU and Regulations (EC) No. 1060/2009 and (EU) No. 648/2012, as amended from time to time.
(j)    In Section 1.1 (Definitions), the following definition of “Securitisation Regulation Rules” shall be added in the appropriate alphabetical order:
“Securitisation Regulation Rules” means the Securitisation Regulation together with all regulatory technical standards, implementing technical standards, guidelines, guidance or Q&A responses published in relation thereto or applicable pursuant to any transitional provisions or arrangements under that Securitisation Regulation.
(k)    The following provision shall be added immediately following Section 1.3 (Computation of time periods):
1.4        Interest Rates; Eurocurrency Rate Notification
The interest rate on Eurocurrency Tranches is determined by reference to the Eurocurrency Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Tranches. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.13(b) of this Agreement, such Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurocurrency Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.13(b), will be similar to, or produce the same value or economic equivalence of, the Eurocurrency Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.
(l)    Section 2.4(b) (Yield and Fees) shall be deleted and replaced with the following:
The Seller shall pay to the Administrative Agent (for transfer to the applicable recipient) certain Fees in the amounts and on the dates set forth in (i) the fee agreement of even date herewith between the Seller, the Performance Undertaking Provider and the Administrative Agent (including any replacement thereof, the “Administrative Agent Fee Letter”) and (ii) the fee agreement of even date herewith between the Seller, the Performance Undertaking Provider, the Administrative Agent and the Purchaser Agents (including any replacement thereof, the “Purchaser Agent Fee Letter”).
(m)    Paragraph (i) of the first sentence of Section 2.9(c) (Payments and computations, etc.) shall be deleted and replaced with the following:
(i)     [Reserved];
(n)    Section 2.13 (Inability to determine Eurocurrency Rate) shall be deleted and replaced with the following:

2.13	Inability to determine Eurocurrency Rate.
(a) If prior to the commencement of any Tranche Period for a Eurocurrency Tranche:

(i)
the applicable Purchaser Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining on a timely basis the Adjusted Eurocurrency Rate or the Eurocurrency Rate, as applicable, for such Tranche Period; or

(ii)
the applicable Purchaser Agent determines that the Adjusted Eurocurrency Rate or the Eurocurrency Rate, as applicable, for such Tranche Period will not adequately and fairly reflect the cost to the applicable Purchasers of making or maintaining the related Tranche for such Tranche Period;

then, such Purchaser Agent shall give notice thereof to the Seller, the Master Servicer and each other Purchaser Agent by telephone or facsimile as promptly as practicable thereafter and, until the circumstances giving rise to such notice no longer exist any affected Eurocurrency Tranche shall as of the last day of the Tranche Period applicable thereto be converted to or continued as a Base Rate Tranche.
(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Seller or the Required Committed Purchasers notify the Administrative Agent (with, in the case of the Required Committed Purchasers, a copy to the Seller) that the Seller or the Required Committed Purchasers (as applicable) have determined that (i) the circumstances set forth in Section 2.13(a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.13(a)(i) have not arisen but either (x) the administrator or the supervisor of the administrator of the applicable Eurocurrency Rate or a governmental authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such Eurocurrency Rate shall no longer be made available or used for determining the interest rate of loans (and there is no successor administrator that will continue publication of such Eurocurrency Rate) or (y) the supervisor for the administrator of Eurocurrency Rate has made a public statement that the administrator of the Eurocurrency Rate is insolvent (and there is no successor administrator that will continue publication of the Eurocurrency Rate), then reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Seller may amend this Agreement to replace the Eurocurrency Rate with an alternative benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein, but excluding, for the avoidance of doubt, any change that would result in a reduction of the Applicable Margin), giving due consideration to the then prevailing market for similar syndicated credit facilities in London for such alternative benchmarks (any such proposed rate, a “Eurocurrency Successor Rate”). Any such change in the Eurocurrency Successor Rate, together with any such other related changes and any such amendment shall, notwithstanding anything to the contrary in Section 11.1, become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Committed Purchasers and the Seller unless, prior to such time, the Purchasers comprising the Required Committed Purchasers have delivered to the Administrative Agent written notice that such Required Committed Purchasers do not accept such amendment.
(c) If no Eurocurrency Successor Rate has been determined and the circumstances under clause (a)(i) or (b) of this Section exist (as applicable), the Administrative Agent will promptly so notify the Seller, each Committed Purchaser and each Conduit Purchaser. Thereafter, until an alternate rate of interest shall be determined in accordance with Section 2.13(b) (but, in the case of the circumstances described in clause (b)(ii) of the first sentence of Section 2.13(b), only to the extent the Eurocurrency Rate for such Tranche Period is not available or published at such time on a current basis), the final paragraph of Section 2.13(a) shall be applicable.
(d)    Notwithstanding anything else herein, any definition of Eurocurrency Successor Rate shall provide that in no event shall such Eurocurrency Successor Rate be less than zero for purposes of this Agreement.
(o)    The following Section 5.1(z) (Transparency Requirements) shall be added immediately following Section 5.1(y):
(z)        Transparency Requirements
The Seller agrees that it will comply with the transparency requirements to the extent applicable to it under the Securitisation Regulation Rules.  In addition, the Seller agrees, at its cost and promptly on reasonable request by the Administrative Agent, any Purchaser Agent, any Committed Purchaser and any Conduit Purchaser, to provide such information as may reasonably be requested from time to time by the Administrative Agent, any Purchaser Agent, any Committed Purchaser and any Conduit Purchaser in order to enable each Committed Purchaser (in its capacities as Committed Purchaser and as a Liquidity Bank) and Conduit Purchaser, as applicable, to comply with their respective obligations under Article 5 and/or Article 7 of the Securitisation Regulation. The Seller will not be in breach of the requirements in this Section 5.1(z) if, due to events, actions or circumstances beyond its control, it is not able to comply with the undertakings contained herein.
(p)    The following Section 5.5 (Securitisation Regulation) shall be added immediately following Section 5.4:
5.5        Securitisation Regulation
(a)    The Retention Holder, in its capacity as “originator” for the purposes of the Risk Retention Requirements will, in furtherance of complying with the Risk Retention Requirements, advance the Subordinated Loans to the Seller pursuant to the Subordinated Loan Agreement.
(b)    The Retention Holder hereby undertakes, for so long as the securitization comprised in the Transaction Documents is ongoing, to:

(i)
hold and retain a material net economic interest in the securitization comprised in the Transaction Documents in an amount equal to at least five percent (5.00%) in the form of the retention of the first loss tranche in accordance with option (d) of Article 6(3) of the Securitisation Regulation and the related provisions of the Securitisation Regulation Rules (together, the “Risk Retention Requirements”) by its provision of the Subordinated Loan to the Seller;

(ii)	not change the manner or form in which it retains such net economic interest, except to the extent permitted under the text of the Securitisation Regulation Rules;

(iii)
not transfer, sell or hedge or otherwise enter into any credit risk mitigation, short position or any other credit risk hedge with respect to such net economic interest, except to the extent permitted under the Securitisation Regulation Rules;

(iv)	at all times confirm, promptly upon the written request of the Seller, the continued compliance with clauses (i), (ii) and (iii) above; and

(v)
promptly notify the Seller and the Administrative Agent if for any reason it (A) ceases to hold the retention in accordance with the requirements of this Agreement or (B) fails to comply with the covenants set out in this Agreement in respect of the retention.

(c)    The Master Servicer, on behalf of the Retention Holder, shall certify in each Monthly Report delivered with respect to the last month of each calendar quarter the Retention Holder’s ongoing compliance with the undertakings contained herein.
(d) It is agreed that any covenant in the Transaction Documents requiring retention of risk in accordance with Article 405 of Regulation (EU) No 575/2013 and/or Article 122a of Directive 2006/48/EC as amended by Directive 2009/111/EC  (but not, for the avoidance of doubt, successors thereto), shall no longer apply.
(q)    Schedule 1 (Purchaser Groups) shall be deleted and replaced with Exhibit A hereto.
(r)    Schedule 3 (Credit and Collection Policies) shall be deleted and replaced with Exhibit B hereto
(s)    Schedule 9 (Excluded Obligors) shall be deleted and replaced with Exhibit C hereto.
(t)    All references to “BTMU” in the Receivables Transfer Agreement shall be deleted and replaced with “MUFG”.

3.	REPRESENTATIONS
Each of the Seller, the Master Servicer and the Performance Undertaking Provider represents and warrants to the other Parties hereto that, after giving effect to this Amendment, each of its representations and warranties set forth in the Receivables Transfer Agreement, as such representations and warranties apply to such Person, is true and correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date except for representations and warranties stated to refer to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date.

4.	CONTINUANCE
The Parties hereby confirm that the provisions of the Receivables Transfer Agreement and the other Transaction Documents shall continue in full force and effect, subject only to the amendments effected thereto by this Amendment.

5.	FURTHER ASSURANCE
The Parties shall, upon request of the Administrative Agent, and at the cost of the Seller, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected by this Amendment. Each of the Parties thereto hereby ratifies and confirms each of the Transaction Documents to which it is a party.

6.	CONDITIONS PRECEDENT
This Amendment shall become effective as of the date first written above upon the satisfaction of the following (the “Amendment Effective Date”):

(a)	The Administrative Agent shall have received the following, duly executed by all parties thereto:

(i)	this Amendment;

(ii)
the Third Amendment to the Servicing Agreement, dated on or about the date hereof, among the Seller, the U.S. Intermediate Transferor, the Italian Intermediate Transferor, the Hungarian Intermediate Transferor, the Master Servicer, the Sub-Servicers, the Committed Purchasers and the Administrative Agent (the “Third Amendment to the Servicing Agreement”);

(iii)	the Purchaser Agent Fee Letter, dated on or about the date hereof, among the Seller, the Performance Undertaking Provider, the Administrative Agent and the Purchaser Agents;

(iv)	the Accordion Increase Certificate, dated on or about the date hereof, among the Seller, the Committed Purchasers and the Administrative Agent; and

(v)
the Assignment and Acceptance, dated on or about the date hereof (the “Rabobank Assignment and Acceptance”), between Nieuw Amsterdam Receivables Corporation B.V. (“Nieuw Amsterdam”), as assignor, and Coöperatieve Rabobank U.A., as assignee.

(b)	The Seller shall have paid the Upfront Fee (as defined in the Purchaser Agent Fee Letter) pursuant to the terms thereof.

7.	RABOBANK ASSIGNMENT AND ACCEPTANCE
The Parties hereby acknowledge that Nieuw Amsterdam has assigned its rights to all Investments owned by Nieuw Amsterdam to Rabobank, as a Committed Purchaser, pursuant to the terms of the Rabobank Assignment and Acceptance. Commencing on the date of the Rabobank Assignment and Acceptance:

(a)	Nieuw Amsterdam shall have no right to make any Investments under the Receivables Transfer Agreement;

(b)	Nieuw Amsterdam shall have no rights under Section 2.2(b) (Conduit Purchaser Acceptance or Rejection) or Section 2.2(c) (Committed Purchaser’s Commitment) of the Receivables Transfer Agreement;

(c)	Rabobank, as Purchaser Agent, shall not have any obligations under Section 2.2(b) (Conduit Purchaser Acceptance or Rejection) of the Receivables Transfer Agreement;

(d)
the words “If a Conduit Purchaser rejects an Investment Request,” and “that would otherwise be made by such Conduit Purchaser” in Section 2.2(c) (Committed Purchaser’s Commitment) of the Receivables Transfer Agreement shall not apply with respect to Rabobank as Committed Purchaser; and

(e)
Nieuw Amsterdam shall have no other rights or obligations under the Receivables Transfer Agreement, including without limitation any right to vote or consent to any amendments or waivers or receive notices thereunder, in each case, until such time as Rabobank provides a written notice to the Seller specifying that Nieuw Amsterdam may begin making Investments under the Receivables Transfer Agreement.

8.	REAFFIRMATION OF PERFORMANCE UNDERTAKING
The Performance Undertaking Provider hereby acknowledges and reaffirms its obligations under the Performance Undertaking notwithstanding the amendments to the Receivables Transfer Agreement set forth in this Amendment, including, but not limited to, the increase to the Facility Limit, the amendments to the Servicing Agreement set forth in the Third Amendment to the Servicing Agreement, and the other documents referred to in Clause 6 (Conditions precedent) of this Amendment, and confirms that its obligations shall extend to any and all obligations resulting from such amendments to the Receivables Transfer Agreement and the Servicing Agreement and such other documents.

9.	REAFFIRMATION OF SECURITY INTERESTS
Each Originator, each Intermediate Transferor and the Seller, each in its capacity as debtor or grantor under the Originator Sale Agreements, the Intermediate Transfer Agreements, the Receivables Transfer Agreement and the Security Documents to which it is a party, hereby provides its consent to, and acknowledges, the amendments to the Receivables Transfer Agreement contemplated by this Amendment, including, but not limited to, the increase to the Facility Limit, the amendments to the Servicing Agreement set forth in the Third Amendment to the Servicing Agreement, and the other documents referred to in Clause 6 (Conditions precedent) of this Amendment. Each Originator, each Intermediate Transferor and the Seller hereby reaffirms each of the Transaction Documents to which it is a party, and each of its obligations thereunder, and acknowledges and confirms that the security interests granted in each Transaction Document to which it is a party are continuing and are and shall remain in full force and effect notwithstanding such amendments to the Receivables Transfer Agreement and the Servicing Agreement and such other documents and shall extend to any and all obligations resulting from such amendments and such other documents.

10.	TRANSPARENCY REQUIREMENTS FOR ORIGINATORS
Each Originator agrees that it will comply with the transparency requirements to the extent applicable to it under the Securitisation Regulation Rules.  In addition, each Originator agrees, at its cost and promptly on reasonable request by the Administrative Agent, any Purchaser Agent, any Committed Purchaser and any Conduit Purchaser, to provide such information as may reasonably be requested from time to time by the Administrative Agent, any Purchaser Agent, any Committed Purchaser and any Conduit Purchaser in order to enable each Committed Purchaser (in its capacities as Committed Purchaser and as a Liquidity Bank) and Conduit Purchaser, as applicable, to comply with their respective obligations under Article 5 and/or Article 7 of the Securitisation Regulation. No Originator will be in breach of the requirements in this Section 10 if, due to events, actions or circumstances beyond its control, it is not able to comply with the undertakings contained herein.

11.	JOINDER OF SUBORDINATED LENDER
By execution and delivery of this Amendment, Koninklijke Bunge B.V. elects to join the Receivables Transfer Agreement in its capacity as the Subordinated Lender as of the Amendment Effective Date solely with respect to the obligations set forth in Section 5.5 (Securitisation Regulation) thereof.   By execution and delivery of this Amendment, each of the Seller, each Conduit Purchaser, each Committed Purchaser, the Administrative Agent and the Performance Undertaking Provider hereby consent to the Subordinated Lender’s joinder to the Receivables Transfer Agreement pursuant to this Section 11.

12.	NOTICES, ETC.
All communications and notices provided for hereunder shall be provided in the manner described in Schedule 2 (Address and Notice Information) to the Receivables Transfer Agreement.

13.	EXECUTION IN COUNTERPARTS
This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic file in a format that is accessible by the recipient shall be effective as delivery of a manually executed counterpart of this Amendment.

14.	GOVERNING LAW; SUBMISSION TO JURISDICTION

(a)	THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b)
Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment. Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

15.	NO PROCEEDING; LIMITED RECOURSE

(a)
Each of the parties hereto hereby agrees that (i) it will not institute against any Conduit Purchaser any proceeding of the type referred to in the definition of Event of Bankruptcy until there shall have elapsed two years plus one day since the Final Payout Date and (ii) notwithstanding anything contained herein or in any other Transaction Document to the contrary, the obligations of the Conduit Purchasers under the Transaction Documents are solely the corporate obligations of the Conduit Purchasers and shall be payable solely to the extent of funds which are received by the Conduit Purchasers pursuant to the Transaction Documents and available for such payment in accordance with the terms of the Transaction Documents and shall be non-recourse other than with respect to such available funds and, without limiting this Section 15, if ever and until such time as any Conduit Purchaser has sufficient funds to pay such obligation shall not constitute a claim against such Conduit Purchaser.

(b)
No recourse under any obligation, covenant or agreement of any Committed Purchaser or Conduit Purchaser contained in this Amendment or any other Transaction Document shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such Committed Purchaser or Conduit Purchaser by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Amendment and the other Transaction Documents are solely a corporate obligation of such Committed Purchaser or Conduit Purchaser, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of such Committed Purchaser or Conduit Purchaser or any of them under or by reason of any of the obligations, covenants or agreements of such Committed Purchaser or Conduit Purchaser contained in this Amendment or any other Transaction Document, or implied therefrom, and that any and all personal liability for breaches by such Committed Purchaser or Conduit Purchaser of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Amendment; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.

[Signature pages follow.]
IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.
BUNGE SECURITIZATION B.V., as Seller

By: /s/ P. Mahabier
Name: P. Mahabier
Title: Director of Vistra B.V.

By: /s/ A.D. Baldew
Name: A.D. Baldew
Title: Director of Vistra B.V.

KONINKLIJKE BUNGE B.V., as Master Servicer and Subordinated Lender

By: /s/ B.J. van Genderen
Name: B.J. van Genderen
Title: Director

By: /s/ J.J. Kloet
Name: J.J. Kloet
Title: Director

BUNGE LIMITED, as Performance Undertaking Provider

By: /s/ Rajat Gupta
Name: Rajat Gupta
Title: Treasurer

By: /s/ David G. Kabbes
Name: David G. Kabbes
Title: Chief Legal Officer

COÖPERATIEVE RABOBANK U.A., as Administrative Agent, Committed Purchaser, Purchaser Agent, Italian Intermediate Transferor and Hungarian Intermediate Transferor

By: /s/ J.J. van der Sluis
Name: J.J. van der Sluis
Title: Executive Director

By: /s/ E. van Esveld
Name: E. van Esveld
Title: Managing Director

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, as Committed Purchaser and Purchaser Agent

By: /s/ Marie Laure LePont
Name: Marie Laure LePont
Title: Authorized Signatory

By: /s/ Deric Bradford
Name: Deric Bradford
Title: Authorized Signatory

MUFG Bank, LTD. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Committed Purchaser and Purchaser Agent

By: /s/ Mark Escott
Name: Mark Escott
Title: Managing Director

BNP PARIBAS, LONDON BRANCH, as Purchaser Agent

By: /s/ Hadrien Schmidt
Name: Hadrien Schmidt
Title: Authorized Signatory

SIGNED for and on behalf of MATCHPOINT FINANCE PUBLIC LIMITED COMPANY by its lawfully appointed attorney
_Alessandro Bortolin___________________

in the presence of:-
_/s/ Alessandro Bortolin ________________
(Witness’ Signature)
_4th Floor, 25-28 Adelaide Road,
Dublin 2, Ireland________________
(Witness’ Address)
_Accountant_______
(Witness’ Occupation)

(Matchpoint Finance Public Limited Company by its attorney __Brian McDonagh, Director____)

ALBION CAPITAL CORPORATION S.A., as Conduit Purchaser

By: /s/ Salvatore Rosato
Name: Salvatore
Title: Director

By: /s/ Luigi Maula
Name: Luigi Maula
Title: Director

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V., as Conduit Purchaser

By: /s/ E.M. van Ankeren
Name: E.M. van Ankeren
Title: Managing Director

By: /s/ S. van Ulsen
Name: S. van Ulsen
Title: Proxyholder

BUNGE NORTH AMERICA CAPITAL, INC., as U.S. Intermediate Transferor

By: /s/ Aaron Elliott
Name: Aaron Elliott
Title: Treasurer

BUNGE NORTH AMERICA, INC., as an Originator

By: /s/ Aaron Elliott
Name: Aaron Elliott
Title: Treasurer

BUNGE OILS, INC., as an Originator

By: /s/ Aaron Elliott
Name: Aaron Elliott
Title: Treasurer

BUNGE NORTH AMERICA (EAST), LLC, as an Originator

By: /s/ Aaron Elliott
Name: Aaron Elliott
Title: Treasurer

BUNGE MILLING, INC., as an Originator

By: /s/ Aaron Elliott
Name: Aaron Elliott
Title: Treasurer

BUNGE MILLING, LLC, as an Originator

By: /s/ Aaron Elliott
Name: Aaron Elliott
Title: Treasurer

BUNGE NORTH AMERICA (OPD WEST), INC., as an Originator

By: /s/ Aaron Elliott
Name: Aaron Elliott
Title: Treasurer

BUNGE CANADA, as an Originator

By: /s/ Aaron Elliott
Name: Aaron Elliott
Title: Treasurer

WALTER RAU LEBENSMITTELWERKE GMBH, as an Originator

By: /s/ Thomas Mussweiler
Name: Thomas Mussweiler
Title: Finance Director

By:/s/ Udo Thöle
Name: Udo Thöle
Title: Market Industrial Director

BUNGE ITALIA S.P.A., as an Originator

By: /s/ Pierluigi Brunello
Name: Pierluigi Brunello
Title: Board Member

By: /s/ Saverio Panico
Name: Saverio Panico
Title: Commercial Manager

BUNGE IBÉRICA PORTUGAL, S.A., as an Originator

By: /s/ Javier Masso
Name: Javier Masso
Title: Commercial Manager

By: /s/ Vesselina Shaleva
Name: Vesselina Shaleva
Title: Chairman

BUNGE IBÉRICA, S.A.U., as an Originator

By: /s/ Javier Masso
Name: Javier Masso
Title: Commercial Manager

By: /s/ Manuel J. Fernandez
Name: Manuel J. Fernandez
Title: Western Europe Logistics Manager

BIODIESEL BILBAO, S.L.U., as an Originator

By: /s/ Manuel J. Fernandez
Name: Manuel J. Fernandez
Title: Western Europe Logistics Manager

BUNGE NÖVÉNYOLAJIPARI ZÁRTKÖRŰEN MŰKÖDŐ RÉSZVÉNYTÁRSASÁG, as an Originator

By: /s/ Leke Sandor
Name: Leke Sandor
Title: Director of Finance

By: /s/ Najdenova Anna
Name: Najdenova Anna
Title: F&I Strategic Business Development Director NCE

NOVAOL S.R.L., as an Originator

By: /s/ Pierluigi Brunello
Name: Pierluigi Brunello
Title: Board Member

By: /s/ Sante Serreccha
Name: Sante Serreccha
Title: Reporting Manager

Exhibit A

SCHEDULE 1

PURCHASER GROUPS

Exhibit B

SCHEDULE 3
Credit and Collection Policies

Exhibit C

Schedule 9
Excluded Obligors